UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QUEEN’S GAMBIT GROWTH CAPITAL

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1571453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 44th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share and one-third of one warrant	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-248269

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), and warrants to purchase Class A ordinary shares of Queen’s Gambit Growth Capital, a Cayman Islands exempted company (the “Registrant”). The description of the units, Class A ordinary shares and warrants to purchase Class A ordinary shares contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-251790), originally filed with the Securities and Exchange Commission on December 29, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities included in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Exhibit No.	Description
3.2

Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-251790), filed with the Securities and Exchange Commission on January 14, 2021).

4.1

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-251790), filed with the Securities and Exchange Commission on January 14, 2021).

4.2

Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251790), filed with the Securities and Exchange Commission on December 29, 2020).

4.3

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251790), filed with the Securities and Exchange Commission on December 29, 2020).

4.4

Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-251790), filed with the Securities and Exchange Commission on January 14, 2021).

10.3

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-251790), filed with the Securities and Exchange Commission on January 14, 2021).

10.4

Form of Registration Rights Agreement among the Registrant, sponsor and the other parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251790), filed with the Securities and Exchange Commission on December 29, 2020).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 19, 2021

Queen’s Gambit Growth Capital

By:	/s/ Victoria Grace
Name:	Victoria Grace
Title:	Chief Executive Officer